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                            SCHEDULE 14C INFORMATION
                                 (Rule 14c-101)


                 Information Statement Pursuant to Section 14(c)
            of the Securities Exchange Act of 1934 (Amendment No. 1)

Check the appropriate box:

[ ]   Preliminary Information               [ ]  Confidential, for use of
      Statement                                  the Commission only (as
[X]   Definitive Information Statement           permitted by Rule 14c-5(d)(2))


                       NATIONAL MANAGEMENT CONSULTING INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee Required.

     [ ]  Fee  computed  on table below per  Exchange  Act Rules 14c- 5(g) and
          0-11.

     1)   Title of each class of securities to which transaction applies:


     2)   Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                                              N/A
                                                --------------------------------

     4)   Proposed maximum aggregate value of transaction:

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     5)   Total Fee Paid.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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                              INFORMATION STATEMENT
                                 TO STOCKHOLDERS
                                       OF
                       NATIONAL MANAGEMENT CONSULTING INC.
                     1120 AVENUE OF THE AMERICAS, SUITE 4020
                            NEW YORK, NEW YORK 10036
              ----------------------------------------------------

             THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
                     THE BOARD OF DIRECTORS OF THE COMPANY.
                           WE ARE NOT ASKING YOU FOR A
                           PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.


     This Information Statement is furnished to holders of shares of common stock, $.0001 par value (the "Common Stock"), of National Management Consulting Inc. (the "Company") to notify such stockholders that on or about July 9, 2003 the Company received written consents in lieu of a meeting of stockholders from holders of 5,565,445 shares of Common Stock representing approximately 67% of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the Company's name will change to "Genio Group, Inc." (the "Stockholder Matter").

     This Information Statement describing the approval of the Stockholder Matter is first being mailed or furnished to the Company's stockholders on or about August 22, 2003, and such matters shall not become effective until at least 20 days thereafter. Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $10,000.

     The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company's voting stock, except that on or about July 9, 2003, the Company received written consents in lieu of a meeting of stockholders from the Majority Stockholders approving the Company's acquisition of all of the outstanding capital stock of Tele-V, Inc., a New York privately-held corporation and all of its subsidiaries and affiliates. See "Description of the Stockholder Matter" below.

                             ADDITIONAL INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

     The following documents as filed with the Commission by the Company are incorporated herein by reference:

(1)  Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003;

(2)  Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003;

(3)  Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002;

(4) Annual Report on Form 10-KSB, as amended for the year ended September 30, 2002; and

(5) Form 8-K's dated October 30, 2002, March 5, 2003, April 7, 2003; April 22, 2003; May 13, 2003; May 27, 2003; May 28, 2003; June 6, 2003; July 14,
     2003; and July 28, 2003.

                          OUTSTANDING VOTING SECURITIES


     As of July 9, 2003 (the "Record Date"), out of the 200,000,000 shares of Common Stock authorized there were 8,337,780 shares of Common Stock issued and outstanding, and out of the 2,000,000 shares of preferred stock authorized there were no shares of the preferred stock outstanding.

     Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company's stockholders. Each share of Common Stock was entitled to one (1) vote.

     The Delaware General Corporation Law ("DGCL") provides in substance that unless the Company's certificate of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

     In accordance with the DGCL, the Company received the written consent of the holders of 5,565,445 shares, including shares held by the Company's management, more than a majority of the shares of Common Stock approving the Stockholder Matter. As a result, the Company shall take all actions necessary to implement the Stockholder Matter.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of July 9, 2003 with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.

                                              Amount and
                                               Nature of         Percentage
 Nature and Address                           Beneficial*          (%) of
 of Beneficial Owner (1)                     Ownership (2)         Class
 -------------------                         ---------             -----

 Steven A. Horowitz (3)                        1,715,445           20.6%
 Andrew Schenker (4)                             150,000            1.8%
 Directors and Officers                        1,865,445           22.4%
  as a Group (10 persons)

---------------
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*Subsequent to the majority stockholders' unanimous consent of July 9, 2003 approving the name change amendment, on July 21, 2003, the Company acquired all of the capital stock of Tele-V, Inc., a privately-held New York corporation (the "Acquisition"). In connection therewith, the Company issued a total of 15,484,448 shares of the Company's common stock to the stockholders of Tele-V, Inc., including a total of 719,226 shares to Shai Bar-Lavi who was appointed Chief Executive Officer and Chairman of the Board of Directors of the Company. Mr. Shai Bar-Lavi is also either the co-trustee or trustee of several trusts established for certain stockholders of Tele-V, Inc. which own in the aggregate a total of 11,975,049 shares of the Company's common stock. Mr. Bar-Lavi disclaims any beneficial ownership of any of the shares of the Company's common stock for which he is either co-trustee or trustee. Effective upon the closing of the Acquisition, Mr. Bar-Lavi owns 3.0% , Mr. Horowitz owns 7.2% and Mr. Schenker owns 0.6%, respectively of the Company's common stock.
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(1)  Unless otherwise indicated, the address of each beneficial owner is c/o
     National Management Consulting Inc., 1120 Avenue of the Americas, Suite 4020, New York, New York 10036.

(2) Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K of the Securities Act of 1933 and Rule 13(d)-3 of the Securities Exchange Act, and based upon 28,718,302 shares of Common Stock outstanding.

(3)  Mr. Horowitz is the President and a director of the Company.

(4)  Mr. Schenker is a director of the Company.


                                       2

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     The agreement relating to the acquisition of Tele-V, Inc. provides for three of five directors to be appointed by Tele-V's management. Tele-V's management has only designated Shai Bar-Lavi to serve in such capacity. Additional directors designated by Tele-V constituting a majority of the Board will not take office until 10 days after a further notice pursuant to Rule 14f-1, as amended is prepared and sent to holders of the Company's common stock.

                      DESCRIPTION OF THE STOCKHOLDER MATTER

Approval of the Certificate of Amendment to the Company's Certificate of Incorporation

     The Board of Directors (the "Board") by unanimous written consent dated as of July 9, 2003, and certain stockholders (the "Majority Stockholders") owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of July 9, 2003, approved and adopted resolutions to amend the Company's Certificate of Incorporation. The Certificate of Amendment to the Company's Certificate of Incorporation, will when filed with the Secretary of State of the State of Delaware change the Company's name to "Genio Group, Inc." not earlier than 20 days after the mailing of this Information Statement. The Company recently completed the acquisition of all of the capital stock of Tele-V, Inc., a New York privately--held corporation and all of its subsidiaries and affiliates (collectively, "TV"). TV is a diversified retail marketing and distribution company whose team has substantial experience in the marketing of a range of consumer based products and which also holds a worldwide license to manufacture and sell specific categories of products based upon globally recognized entertainment characters (collectively, the "Marketing Business). The Company's Marketing Business intends to market certain products under the brand name "Genio" in the near future. The Company believes that its new name is more reflective of the Company's current business strategy and will facilitate a better understanding by the Company's customers and shareholders of the nature of the Company's new business.

Procedure for the Approval of the Certificate of Amendment to the Company's Certificate of Incorporation

     The DGCL, requires that, in order for the Company to amend the Certificate of Incorporation, the Board must adopt resolutions setting forth the proposed amendment and declaring its advisability and must call a meeting of stockholders of the Company at which stockholders holding at least a majority of the Company's capital stock entitled to vote must approve the proposed amendment. The DGCL also provides that, in lieu of a vote taken at a stockholders' meeting, stockholders holding at least a majority of the voting power of the Company's capital stock may consent in writing to any action otherwise required to be taken at a meeting of stockholders, including the adoption of an amendment to the Company's Certificate of Incorporation.

Required Approvals Obtained

     The Board, by its unanimous written consent (the "Board Consent"), adopted resolutions approving the Certificate of Amendment to the Company's Certificate of Incorporation. On the Record Date, the only issued and outstanding shares of the Company's capital stock entitled to vote on the proposed amendment were 8,337,780 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), of which the Majority Stockholders held 5,565,445 or 67% of the total stock entitled to vote on the proposed amendment. On July 9, 2003, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company's Certificate of Incorporation, a copy of which is attached to this Information Statement as Exhibit A. No further consents, votes or proxies are or were necessary to effect the approval of Certificate of Amendment to the Company's Certificate of Incorporation.

Dissenters' Rights of Appraisal.

     The DGCL does not provide for any dissenters' rights with respect to the Amendment of the Company's Certificate of Incorporation as set forth herein. Therefore, no dissenters' rights of appraisal are given in connection with the subject matter hereof.

                                       3

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IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT,

 PLEASE CONTACT:
 Steven A. Horowitz
 National Management Consulting Inc.
 1120 Avenue of the Americas, Suite 4020
 New York, New York  10036
 (212) 626-6702

                                           By order of the Board of Directors of
                                           National Management Consulting Inc.


                                           By:    /s/ STEVEN A. HOROWITZ
                                                  ----------------------
                                                  Name: Steven A. Horowitz
                                                  Title: President





                                       4

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                                                                       Exhibit A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       NATIONAL MANAGEMENT CONSULTING INC.

  Pursuant to Sec. 242 of the General Corporation Law of the State of Delaware

     The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify and set forth as follows:

     FIRST: That at a meeting of the Board of Directors of NATIONAL MANAGEMENT CONSULTING INC. (the "Corporation"), the following resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable:

          RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Corporation that Article FIRST of the Certificate of Incorporation be amended to read as follows:

         "FIRST: The name of the Corporation shall be GENIO GROUP, INC."

     SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     FOURTH: The future effective date of the amendment is September 15, 2003.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Steven A. Horowitz, its duly authorized officer this 21st day of July, A.D. 2003


                                                      /s/Steven A. Horowitz
                                                      Steven A. Horowitz
                                                      Authorized Officer


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